FOR IMMEDIATE RELEASE
Contact:      Dick Hobbs
                    (414) 347-3836
Sensient Technologies Corporation
Reports Earnings for the Quarter Ended September 30, 2006
Sensient Marks Third Consecutive Quarter of Double-Digit Earnings Increases
Debt Declines $21 Million on 14% Increase in Quarterly Cash Flow
     MILWAUKEE—October 13, 2006 — Sensient Technologies Corporation (NYSE: SXT) reported revenue of $280.9 million for its third quarter ended September 30, 2006, up 9.5% from the comparable quarter in 2005. Third quarter diluted earnings per share increased 23.3% to 37 cents from 30 cents in last year’s third quarter.
     Revenue for the nine months ended September 30, 2006, rose 7.1%, to $826.0 million from $771.0 million in last year’s first nine months. Diluted earnings per share increased 22.0% to $1.11 compared to $0.91 in the first nine months of the prior year.
     Third quarter cash flow provided by operating activities increased 13.7%, to $37.2 million. Total debt as of September 30, 2006, was $528 million, a reduction of $21 million in the quarter.
     “This marks Sensient’s third consecutive quarter of double-digit earnings increases,” said Kenneth P. Manning, Chairman, President and CEO of Sensient Technologies Corporation. “Our businesses are showing excellent results with the Flavors & Fragrances Group again reporting record quarterly revenues and operating profits.
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Sensient Technologies Corporation Earnings Release — Third quarter ended September 30, 2006 October 13, 2006	Page 2
     “We are on track for an outstanding year and I expect the Company’s strong performance to continue into next year. In recognition of the Company’s improved results, the Board of Directors has voted to increase our quarterly dividend.”
DIVIDEND INCREASE
     Sensient reported yesterday that its Board of Directors has voted to increase the quarterly cash dividend on its common stock from 15 cents to 16 cents per share. The increase will be effective for the quarterly dividend payable on December 1, 2006, to shareholders of record on November 8, 2006.
BUSINESS REVIEW
     Flavors & Fragrances Group revenue grew 11.1%, to $189.6 million in the quarter ended September 30, 2006, compared to $170.6 million in last year’s third quarter. Quarterly operating income jumped 35.5% to $27.4 million compared to $20.2 million in the third quarter of 2005. Year-to-date revenue and operating income also increased to $548.4 million and $77.5 million, respectively.
     Flavors & Fragrances Group revenue in the quarter benefited from strong demand and improved pricing, particularly in the United States. Flavor sales in China and sales within the fragrances product line were also up. Quarterly profit was boosted by higher sales, favorable product mix and the Company’s cost reduction program.
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Sensient Technologies Corporation Earnings Release — Third quarter ended September 30, 2006 October 13, 2006	Page 3
     Color Group third quarter revenue increased 6.1% to $87.1 million from last year’s comparable quarter. Third quarter operating profit rose to $13.9 million, an increase of 5.6%. Revenue for the past nine months increased to $266.8 million and operating income was up 7.0% to $45.6 million. Quarterly revenues and profits reflect double-digit growth in the cosmetic product line. Group results also reflect continued growth in food and beverage color sales and an improved cost structure.
2006 OUTLOOK
     Sensient expects reported 2006 diluted earnings per share to be between $1.40 and $1.43. This range represents an increase to the Company’s previously provided earnings guidance of $1.38 to $1.42 per share.
CONFERENCE CALL
     The company will host a conference call to discuss its 2006 third quarter financial results at 10:00 a.m. CDT on Friday, October 13, 2006. To make a reservation for the conference call, please contact InterCall Teleconferencing at (706) 645-6973 and refer to the Sensient Technologies Corporation conference call.
     A replay will be available beginning at 1:00 p.m. CDT on October 13, 2006, through midnight on October 20, 2006, by calling (706) 645-9291 and referring to passcode 7809151. A transcript of the call will also be posted on the company’s web site at www.sensient-tech.com after the call concludes.
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Sensient Technologies Corporation Earnings Release — Third quarter ended September 30, 2006 October 13, 2006	Page 4
     This release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, company performance and financial results. A variety of factors could cause the company’s actual results and experience to differ materially from the anticipated results, including, but not limited to the factors noted in this press release and in the Management’s Discussion and Analysis in our most recently filed annual report on Form 10-K for the year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended June 30, 2006. The forward-looking statements in this press release speak only as to the date of this release. Sensient Technologies Corporation expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.
ABOUT SENSIENT TECHNOLOGIES
     Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances. Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks, display imaging chemicals, and other specialty chemicals. The company’s customers include major international manufacturers representing some of the world’s best-known brands. Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient-tech.com
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Sensient Technologies Corporation	Page 5
(In thousands, except percentages and per share amounts)
Consolidated Statements of Earnings

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
Revenue	$280,878	$256,416	9.5	$826,014	$771,043	7.1

Cost of products sold	197,274	183,267	7.6	577,470	543,674	6.2
Selling and administrative expenses	50,063	45,663	9.6	149,100	144,399	3.3

Operating income	33,541	27,486	22.0	99,444	82,970	19.9
Interest expense	9,091	8,820		26,779	26,446

Earnings before income taxes	24,450	18,666	31.0	72,665	56,524	28.6
Income taxes	7,473	4,538		21,607	13,702

Net earnings	$16,977	$14,128	20.2	$51,058	$42,822	19.2

Earnings per common share:
Basic	$0.37	$0.30	23.3	$1.11	$0.91	22.0

Diluted	$0.37	$0.30	23.3	$1.11	$0.91	22.0

Average common shares outstanding:
Basic	45,909	46,910	(2.1)	45,856	46,834	(2.1)

Diluted	46,217	47,170	(2.0)	46,102	47,173	(2.3)

Results by Segment

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
Revenue

Flavors & Fragrances	$189,562	$170,618	11.1	$548,375	$501,511	9.3
Color	87,120	82,116	6.1	266,802	261,290	2.1
Corporate & Other	10,403	10,403	0.0	30,629	30,765	(0.4)
Intersegment elimination	(6,207)	(6,721)	(7.6)	(19,792)	(22,523)	(12.1)

Consolidated	$280,878	$256,416	9.5	$826,014	$771,043	7.1

Operating Income

Flavors & Fragrances	$27,443	$20,246	35.5	$77,456	$63,567	21.8
Color	13,879	13,137	5.6	45,560	42,593	7.0
Corporate & Other	(7,781)	(5,897)	31.9	(23,572)	(23,190)	1.6

Consolidated	$33,541	$27,486	22.0	$99,444	$82,970	19.9

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Sensient Technologies Corporation	Page 6
(In thousands, except per share amounts)
Consolidated Condensed Balance Sheets

	September 30,
	2006	2005
Current assets	$542,213	$511,878
Intangibles (net)	455,926	440,477
Property, plant and equipment (net)	380,708	377,126
Other assets	54,721	66,534

Total Assets	$1,433,568	$1,396,015

Current liabilities	$259,071	$194,697
Long-term debt	436,385	491,897
Accrued employee and retiree benefits	46,433	41,290
Other liabilities	7,327	14,117
Shareholders’ equity	684,352	654,014

Total Liabilities and Shareholders’ Equity	$1,433,568	$1,396,015

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2006	2005
Net cash provided by operating activities	$37,222	$32,723

Cash flows from investing activities:
Acquisition of property, plant and equipment	(6,721)	(8,217)
Proceeds from sale of assets	14	982
Decrease in other assets	334	393

Net cash used in investing activities	(6,373)	(6,842)

Cash flows from financing activities:
Proceeds from additional borrowings	1,481	10,430
Debt and capital lease payments	(26,623)	(28,979)
Dividends paid	(6,955)	(7,090)
Proceeds from options exercised and other	93	300

Net cash used in financing activities	(32,004)	(25,339)

Effect of exchange rate changes on cash and cash equivalents	516	362

Net (decrease) increase in cash and cash equivalents	(639)	904
Cash and cash equivalents at beginning of period	5,039	3,676

Cash and cash equivalents at end of period	$4,400	$4,580

Supplemental Information

	Three Months Ended September 30,
	2006	2005
Depreciation and amortization	$10,785	$11,061

Dividends per share	$0.15	$0.15